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                                                               Exhibit 10.30



                                AMENDMENT NO. 5
                          DATED AS OF JANUARY 31, 1996
                                  TO AGREEMENT
                            DATED AS OF MAY 13, 1993

        Amendment No. 5, dated as of January 31, 1996 (this "Amendment" or "Amendment No. 5"), to the Agreement, dated as of May 13, 1993 (the "Agreement" or the "Letter Agreement"), among ALFIN, INC. and ADRIEN ARPEL, INC. (individually and collectively, the "Company") and CREDIT LYONNAIS NEW YORK BRANCH and CREDIT LYONNAIS CAYMAN ISLAND BRANCH (individually and collectively, the "Bank").

        WHEREAS, the Lender has requested the Bank to extend the Expiration Date until November 30, 1996; and

        WHEREAS, the Bank is willing to agree to such extension on and subject to the terms and conditions hereof.

        NOW, THEREFORE, IT IS AGREED:

        1. All terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        2. The Agreement is hereby amended by deleting the first paragraph thereof in its entirety and substituting in lieu thereof the following new paragraph:

        "Credit Lyonnais New York Branch ("CLNY") and Credit Lyonnais Cayman Island Branch ("CLCI") (CLNY and CLCI sometimes referred to herein as the "Lender") are pleased to make available to Alfin, Inc. (the "Borrower") on a committed basis loans up to a maximum aggregate principal amount of United States ("U.S.") $2,000,000 (as such amount shall be reduced in accordance with the terms hereof, the "Commitment") to be used by the Borrower for working capital purposes subject to the terms and conditions hereof and of the following documents annexed hereto as Exhibits A through F and hereby made a part hereof (each such document, together with this Letter Agreement, being a "Credit Document"):

               Exhibit A   -   Promissory Note
               Exhibit B   -   [intentionally left blank]
               Exhibit C   -   [intentionally left blank]
               Exhibit D   -   [intentionally left blank]
               Exhibit E   -   Security Agreement
               Exhibit F   -   Borrowing Base Certificate

        Upon the effectiveness of Amendment No. 5, the Commitment will remain in effect until November 30, 1996 unless earlier terminated by the Lenders pursuant to the terms and conditions hereof (the "Expiration Date"). Any obligations of the Borrower incurred
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        determined by CLNY on a daily basis, the higher of (a) the rate per annum established by CLNY from time to time as the reference rate for short-term commercial loans in U.S. Dollars to domestic corporate borrowers (which the Borrower acknowledges is not necessarily CLNY's lowest rate) or (b) the overnight cost of funds of CLNY as determined solely by CLNY plus 1/4 of 1% per annum. Accrued and unpaid interest on the loans hereunder shall be due and payable on the last day of each calendar month on each Due Date and upon any prepayment to the extent accrued on the amount prepaid.

        The Borrower may prepay the loans hereunder at any time without premium or penalty upon written notice received by CLNY no later than 11:00 a.m. (New York time) on the date of such prepayment; provided, however, that partial prepayments of the loans hereunder shall be in an integral principal multiple of $50,000."

        6. The Agreement is hereby amended by deleting the heading Terms of Commercial and Standby Letters of Credit and the two paragraphs thereunder in their entirety.

        7. The Agreement is hereby amended by deleting the heading Mandatory Prepayments and Cash Collateralizations and the first sentence thereunder in their entirety and substituting, in lieu thereof, the following new heading and sentence:

        "Mandatory Prepayments:

        If at any time the aggregate outstanding principal amount of loans under the applicable Credit Documents exceeds the Borrowing Base, the Borrower shall immediately prepay such loans to the extent of the difference between such aggregate outstanding principal amount and the Borrowing Base."

        8. The Agreement is hereby amended by deleting the following clause from the first sentence under the heading Increased Costs:

        "or commercial or standby letters of credit".

        9. The Agreement is hereby amended by deleting the second paragraph under the heading Increased Costs in its entirety and substituting in lieu thereof the following sentence:

        "If the Borrower becomes liable for the payment of any additional amounts by reason of the foregoing paragraph, it may avoid further liability for such additional amounts by giving to CLNY or CLCI, as the case may be, prior written notice of its intention to prepay, and by prepaying forthwith, outstanding loans under the applicable Credit Documents in full only together with all interest,
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        fees, and other amounts or charges incurred thereon and due thereunder including such additional amounts for the period prior to prepayment pursuant to the preceding paragraph".

        10. The Agreement is hereby amended by deleting (i) the phrase "or commercial or standby letter of credit issued" from the preamble under the heading Representations and Warranties and (ii) the phrase "or the issuance of any letter of credit pursuant to" from clause (x) under the heading Representations and Warranties.

        11. The Agreement is hereby amended by deleting clause (iii) in its entirety from the first sentence under the heading Covenants and substituting, in lieu thereof, the following new clause:

        "(iii) to provide the Lenders with a Borrowing Base Certificate accompanied by an aging schedule of all accounts receivable of Adrien Arpel, Inc., which schedule shall set forth an aging of such accounts receivable by customer (specifying the amount, date, billing number, customer name and customer address in respect of each account receivable) according to the terms of the relevant receivable and not according to the date of shipment of the goods with respect to the sale of which such account receivable arose, no later than (i) for the period from and including the first calendar day of each month to and including the fifteenth calendar day of such month, the second Business Day following the fifteenth calendar day of such month and (ii) for the period from and including the sixteenth calendar day of each month to and including the last calender day of such month, the second Business Day following the last calendar day of such month".

        12. The Agreement is hereby amended by deleting the phrase "or to reimburse the amount of any draw under a commercial or standby letter of credit" from clause (i)(a) under the caption Events of Default.

        13. The Agreement is hereby amended by deleting clause (viii) under the heading Events of Default in its entirety and substituting, in lieu thereof, the following new clause:

        "(viii) [intentionally left blank]".

        14. The Agreement is hereby amended by deleting clause (xii) under the heading Events of Default in its entirety and substituting, in lieu thereof, the following new clause:

        "(xii) if at any time the aggregate outstanding principal amount of loans under the applicable Credit Documents shall exceed the Borrowing Base".

        15. The Agreement is hereby amended by deleting from the penultimate paragraph under the heading Events of Default (i) the parenthetical phrase in the first sentence thereof and (ii) the second sentence thereof in its entirety,
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        16.  The Agreement is hereby amended by deleting clauses (i), (ii),
(iii) and (iv) under the heading Requirements for Utilization in their entirety and renumbering clauses (v), (vi) and (vii) as clauses (i), (ii) and (iii), respectively.

        17. The Agreement is hereby amended by deleting the following clauses from the last paragraph under the heading Requirements of Utilization: (i) "and the issuance of each commercial or standby letter of credit"; (ii) "or commercial or standby letter of credit is issued"; and (iii) "or issuance of such letter of credit".

        18. Except as expressly modified hereby, the Credit Documents shall remain in full force and effect. All references in the Credit Documents or in any document, instrument or agreement executed and delivered in connection therewith to the "Credit Documents", "hereof", "herein" and words of similar effect shall mean and refer to the Credit Documents as amended and modified by this Amendment.

        19. As of the date of the effectiveness of this Amendment, each of Alfin, Inc. and Adrien Arpel, Inc. (i) renews the representations and warranties made by it in each Credit Document to which it is party with the same effect as if such representations and warranties were made on and as of the date hereof and (ii) further represents and warrants that no Event of Default has occurred and is continuing under the Credit Documents or will occur upon the effectiveness of this Amendment and (iii) further represents and warrants that the consolidated balance sheet of the Borrower and its subsidiaries dated as July 31, 1995 and the related consolidated statements of income and retained earnings and changes in cash flows for the fiscal year ended July 31, 1995, reported on by Arthur Andersen & Co., copies of which have heretofore been furnshed to the Lender, fairly present the consolidated finanacial position of the Borrower and its subsidiaries as of July 31, 1995 and the results of their operations for the fiscal year ended July 31, 1995, all in conformity with United States generally accepted accounting principals applied on a consistent basis.

        20. This Amendment shall be effective as of the date first above written upon:

        (i) the due execution and delivery hereof by the parties hereto,

        (ii) the receipt by CLNY from Alfin, Inc. of a duly executed promissory note in the form of Exhibit A attached hereto in replacement and substitution of, and not in payment for, that certain promissory note, dated February 28, 1995, made by Alfin, Inc. to CLNY in the principal amount of $2,100,000 and issued pursuant to the Letter Agreement as in effect immediately prior to the effectiveness of this Amendment (the "Prior Note"),

        (iii) evidence that the Guaranty has been modified to reflect the new Expiration Date and reductions in the Commitment and

        (iv) receipt by CLNY of any amounts due and outstanding in respect of the Agreement.

        21. As used in the Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, the term "Agreement" shall mean the Agreement as amended hereby.

        22. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York without regards to its principles of conflicts of law.

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        23.     This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

        IN WITNESS WHEREOF, the parties hereto through their duly authorized representatives have set their hand as of the date first written above.

                                ALFIN, INC.

                                By:_________________________

                                Title:______________________

                                ADRIEN ARPEL, INC.

                                By:_________________________

                                Title:______________________

                                CREDIT LYONNAIS
                                  NEW YORK BRANCH

                                By:_________________________

                                Title:______________________

                                CREDIT LYONNAIS
                                  CAYMAN ISLAND BRANCH

                                By:_________________________

                                Title:______________________


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